77Q1e(1) - Ninth Amendment to Amended and Restated
Investment Advisory Agreement, by and between Registrant and Virtus Investment Advisers, Inc. effective as of January 1, 2010, filed via EDGAR herewith.

77Q1e(2) - Tenth Amendment to Amended and Restated
Investment Advisory Agreement, by and between Registrant and Virtus Investment Advisers, Inc. effective as of June
30, 2010, filed via EDGAR herewith.

77Q1e(3) - Eleventh Amendment to Amended and Restated
Investment Advisory Agreement, by and between Registrant and Virtus Investment Advisers, Inc. effective as of September 14, 2010, filed via EDGAR herewith.

77Q1e(4) - Third Amendment to Subadvisory Agreement between
Virtus Investment Advisers, Inc. and Duff & Phelps
Investment Management Company effective as of January 1,
2010, filed via EDGAR herewith.

77Q1e(5) - First Amendment to Subadvisory Agreement between
Virtus Investment Advisers, Inc. and F-Squared Investments,
Inc. effective June 30, 2010, filed via EDGAR herewith.

77Q1(e)(6) - Assignment and Assumption Agreement among F-
Squared Investments, Inc. ("Assignor") and F-Squared
Institutional Advisors, LLC ("Assignee") dated as of August
25, 2010, filed via EDGAR herewith.

77Q1(e)(7) - Subadvisory Agreement between Virtus
Investment Advisors, Inc. and Pyrford International Ltd.
dated September 14, 2010, filed via EDGAR herewith.